Exhibit 99.1

Investor Update - April 14, 2021

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes expected operational and financial information, including operating cost per available seat mile, excluding fuel and other items (CASMex) and cash flow from operations. Our disclosure of CASMex, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expenses for any future period with any degree of certainty. Please see the cautionary statement under “Forward-Looking Information.”

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED
Q1 RESULTS
FINANCIAL AND OPERATING METRICS EXPECTATIONS
The public health and economic crises resulting from the outbreak of COVID-19 have dramatically impacted demand for air travel and driven significant change to our business operation and performance. From the beginning of these crises, the recovery path has been volatile and difficult to predict. If circumstances no longer support the plans we have established, our expectation for these metrics could change.
The table below provides preliminary March and first quarter results.

	March Results(a)	Q1 Result(a)	Previous Q1 Expectation(c)
Capacity (ASMs) % change versus 2019(a)(b)	Down 28%	Down 33%	Down ~33%
Revenue passengers % change versus 2019(a)	Down 45%	Down 55%	Down 55% to 60%
Passenger load factor	62%	52%	~45% to 50%
Total revenue % change versus 2019(a)	Down 52%	Down 57.5%	Down 55% to 60%
Cost per ASM excluding fuel and special items % (CASMex) change versus 2019(a)	n/a	Up 21%	Up ~23%
Cash flow from operations	n/a	~$150 million(d)	$50 to $100 million
(a)Due to the unusual nature of 2020, all year-over-year comparisons are versus the comparable period 2019.
(b)Capacity guidance excludes the impacts of close in cancels that could occur as we monitor demand throughout the period.
(c)See investor update filed March 15, 2021.
(d)Cash flow from operations results are preliminary and subject to change. Metric represents our GAAP cash flow calculation, and does not exclude PSP or other items.

During the first quarter vaccine distributions accelerated and certain state and local restrictions were relaxed, which enabled a step change improvement in demand in the month of March. As a result of these developments, our booking curve has elongated, and March 2021 was the first month since the pandemic began in which we generated positive operating cash flows, excluding PSP-related funding. We expect to provide guidance for the second quarter in conjunction with our upcoming earnings release.